                                                                   EXHIBIT 10.14


                                    SUBLEASE

                                 BY AND BETWEEN

                               QUANTUM CORPORATION

                                       AND

                               CHANNELPOINT, INC.
                        FOR SUBLEASE PREMISES LOCATED AT

                           5825 MARK DABLING BOULEVARD
                        COLORADO SPRINGS, COLORADO 80919

                           BASIC SUBLEASE INFORMATION

This Basic Sublease Information is provided solely as a convenience to summarize certain Sublease provisions and is not intended as a complete summary of all material terms and conditions of the Sublease. In the event of any inconsistency between any information shown in this Basic Sublease Information and the provisions of the Sublease, the provisions of the Sublease shall govern.


Subtenant's Address:                         ChannelPoint, Inc.
                                             5755 Mark Dabling Boulevard
                                             Colorado Springs, CO 80919

Sublandlord's Address:                       Quantum Corporation
                                             500 McCarthy Blvd.
                                             Milpitas, CA 95035
                                             Attn:  Real Estate Department

Master Landlord:                             Pocol Holdings, Ltd.
                                             a Colorado limited partnership

Permitted Use:                               General office, warehouse, and any other
                                             legally permitted use approved by Master
                                             Landlord, provided such use does not involve
                                             the use of Hazardous Materials

Rentable Area of Sublease Premises:          Approximately 150,000 square feet,
                                             constituting the entire Building

Sublease Premises:                           5825 Mark Dabling Boulevard
                                             Colorado Springs, CO 80919

Sublease Commencement Date:                  January 1, 2000

Sublease Expiration Date:                    September 30, 2002

Rent Commencement Date:                      July 1, 2000

Initial Monthly Base Rent (NNN):             $96,875.00 (based on $7.75 per year per
                                             square foot for 150,000 square feet)

Annual increases in Base Rent:               Three percent (3%)

Security Deposit:                            $98,750.00

Subtenant's Broker:                          CRESA Partners

                                TABLE OF CONTENTS


SECTION              TITLE                                                                                      PAGE
--------------------------------------------------------------------------------------------------------------------
1.                  SUBLEASE PREMISES                                                                             1
--------------------------------------------------------------------------------------------------------------------
2.                  INCORPORATION OF MASTER LEASE                                                                 2
--------------------------------------------------------------------------------------------------------------------
3.                  TERM                                                                                          2
--------------------------------------------------------------------------------------------------------------------
4.                  USE                                                                                           3
--------------------------------------------------------------------------------------------------------------------
5.                  RENT                                                                                          3
--------------------------------------------------------------------------------------------------------------------
6.                  SERVICES AND UTILITIES                                                                        4
--------------------------------------------------------------------------------------------------------------------
7.                  MAINTENANCE                                                                                   4
--------------------------------------------------------------------------------------------------------------------
8.                  ASSIGNMENT AND SUBLETTING                                                                     5
--------------------------------------------------------------------------------------------------------------------
9.                  NOTICES                                                                                       5
--------------------------------------------------------------------------------------------------------------------
10.                 DEFAULTS                                                                                      6
--------------------------------------------------------------------------------------------------------------------
11.                 PROVISIONS OF MASTER LEASE                                                                    6
--------------------------------------------------------------------------------------------------------------------
12.                 ALTERATIONS                                                                                   6
--------------------------------------------------------------------------------------------------------------------
13.                 SURRENDER AND HOLDOVER                                                                        7
--------------------------------------------------------------------------------------------------------------------
14.                 SECURITY DEPOSIT                                                                              7
--------------------------------------------------------------------------------------------------------------------
15.                 HAZARDOUS MATERIALS                                                                           7
--------------------------------------------------------------------------------------------------------------------
16.                 SIGNAGE                                                                                       8
--------------------------------------------------------------------------------------------------------------------
17.                 SUBTENANT'S INSURANCE                                                                         8
--------------------------------------------------------------------------------------------------------------------
18.                 MASTER LANDLORD CONSENT                                                                       9
--------------------------------------------------------------------------------------------------------------------
19.                 MISCELLANEOUS                                                                                 9

--------------------------------------------------------------------------------------------------------------------

[ILLEGIBLE]
amended by that certain First Amendment to Industrial Lease dated January 1, 1997 (collectively, the "Master Lease"). Subtenant acknowledges having reviewed a copy of the Master Lease, which is attached hereto as Exhibit A.

            B. Sublandlord desires to lease to Subtenant and Subtenant desires to lease from Sublandlord the Premises on the terms and conditions set forth in this Sublease.

1. SUBLEASE PREMISES

            a. Sublandlord leases to Subtenant and Subtenant hires from Sublandlord the following described premises together with the appurtenances thereto, situated in the City of Colorado Springs, State of Colorado, commonly known and described as 5825 Mark Dabling Road, Colorado Springs, CO 80919, and consisting of approximately 150,000 rentable square feet, in three Phases, as follows:


                                                         Approximate
     Phase           Delivery Date                      Square Footage            Location
     -----           -------------                      --------------            --------
     I               January 1, 2000                    32,691                    Office Space
     II              February 15, 2000                  95,347                    Assembly/warehouse
     III             April 30, 2000                     21,962                    Warehouse
                                                        -------
                                             Total:     150,000

Phase I, Phase II and Phase III are collectively referred to herein as the "Sublease Premises." The location of each Phase of the Sublease Premises is shown on the plan attached hereto as Exhibit B.

            b. In the event Sublandlord is unable to deliver possession of any Phase of the Sublease Premises to Subtenant on the dates indicated for any reason, then Sublandlord shall not be liable for any damage caused thereby, nor shall this Sublease be void or voidable nor shall the term hereof be extended beyond September 30, 2002. In the event Phase III is not delivered to Subtenant on or prior to April 30, 2000, the July 1, 2000 rent commencement date as to the 21,962 square feet of Phase III shall be delayed one (1) day after July 1, 2000 for each day of late delivery of the Phase III. In the event the term of this Sublease commences after January 1, 2000, the expiration date of this Sublease shall continue to be September 30, 2002, and the term of the Sublease shall be adjusted accordingly.

            This Sublease is subject to all of the terms and conditions of the Master Lease and Subtenant hereby accepts, assumes and agrees to perform all of the obligations of Sublandlord as Tenant under the Master Lease to the extent such obligations are applicable to the Sublease Premises and all of the terms and conditions of the Master Lease are incorporated herein as terms and conditions of this Sublease (with each reference therein to Landlord, Tenant and Premises to be deemed to refer to Sublandlord, Subtenant, and Sublease Premises respectively), excepting only the following provisions of the Master Lease and as set forth in Paragraph 11 below:

             Section 1.A, 1.C
             Section 2.A, 2.B, 2.C
             Section 3.A, 3.B
             Section 4
             Section 12-paragraphs one, two & three
             Section 26
             Section 31
             Section 35
             Exhibit A, Exhibit B, Exhibit C, Exhibit D

            In the event of any conflict or inconsistency between the incorporated terms of the Master Lease and the terms of the Sublease which are set forth in full, the terms of the Sublease which are set forth in full shall prevail to the extent of any such inconsistency.

            In the event that either Subtenant or Sublandlord shall receive any notice from the Master Landlord regarding a default pursuant to any of the provisions of the Master Lease, the party receiving such notice shall promptly give a copy thereof to the other party.

3. TERM

            a. The term of this Sublease ("Sublease Term") shall commence on January 1, 2000 ("Sublease Commencement Date") and end on September 30, 2002 ("Sublease Expiration Date"), unless earlier terminated pursuant to the provisions of this Sublease.

            b. In the event of the termination for any reason of Sublandlord's interest as Tenant under the Master Lease, then this Sublease shall terminate therewith without any liability of Sublandlord to Subtenant; provided, however, that Sublandlord may be liable to Subtenant for any termination of the Sublease that results from Sublandlord's breach of the Master Lease, so

[ILLEGIBLE]
the Master Lease in full force and effect is caused in whole or in part by Subtenant or its agents, employees or contractors); (b) Sublandlord shall not agree to any amendment to the Master Lease that would materially adversely affect Subtenant during the Sublease Term; (c) except on account of damage or destruction or condemnation, Sublandlord shall not, without Subtenant's written consent, exercise any right to terminate the Master Lease, with respect to any period within the Sublease Term; (d) except to the extent such obligations are assumed by Subtenant under this Sublease and except those obligations which Sublandlord contests in good faith, Sublandlord shall perform its obligations under the Master Lease during the Sublease Term (unless the failure to perform is caused in whole or in part by Subtenant or its agents, employees or contractors).

4. USE

            Subtenant shall use the Sublease Premises solely for the Permitted Use identified in the Basic Sublease Information and for no other purpose without the consent of Sublandlord and Master Landlord. Subtenant agrees that its use shall comply with all applicable laws, statutes, ordinances, governmental rules, regulations and requirements, including without limitation all applicable fire and building codes and all Environmental Laws
(collectively, "Governmental Requirements"), and that it shall not use or permit the Sublease Premises to be used for any purposes other than those described above. Subtenant shall not commit or permit to be committed on the Sublease Premises any act or omission which shall violate any term or condition of the Master Lease.

5. RENT

            a. Subtenant shall pay Monthly Rental to Sublandlord as follows, without offset or deduction for the Sublease Premises, in advance, on the first day of each month of the Sublease Term, in lawful money of the United States. Monthly Rental shall commence on July 1, 2000. Rent for any partial month shall be prorated on the basis of the number of days in such month. All Monthly Rental and other charges payable by Subtenant under this Sublease shall be referred to herein as "Rent."


PERIOD                                                 MONTHLY BASE RENT (NNN)
------------------------------------------------------ -------------------------------------------
July 1, 2000 to June 30, 2001                                $ 96,875.00
------------------------------------------------------ -------------------------------------------
July 1, 2001 to June 30, 2002                                $ 99,781.25
------------------------------------------------------ -------------------------------------------
July 1, 2002 to September 30, 2002                           $102,774.69
------------------------------------------------------ -------------------------------------------

            c. Rent payments shall be sent to Sublandlord in care of the following address:

                               Quantum Corporation
                               500 McCarthy Blvd.
                               Milpitas, CA 95035
                               Attn:   Lease Administration

            d. Subtenant shall pay Sublandlord a late charge equal to the lesser of 8% of the late payment of Rent (including but not limited to Monthly Base Rent, Common Operating Costs, utilities as provided in Section 6 below, and maintenance costs as provided in Section 7 below) or the maximum rate permitted by law, if Rent is not received by Sublandlord when due. Notwithstanding the foregoing, the late charge shall not be applied the first time in any calendar year in which Rent is not received by Sublandlord within five (5) days after same is due. In addition, Sections 25.B and 25.C of the Master Lease shall apply to late payments.

6. SERVICES AND UTILITIES

            Subtenant shall pay for all water, gas, heat, light, telephone and all other utilities applicable to the Sublease Premises together with any taxes thereon. If any such services are not separately metered to the Sublease Premises, Subtenant shall pay a reasonable proportion to be determined by Sublandlord of all charges jointly metered with the remainder of the Building. Subtenant shall contract for all utilities directly with the provider after Subtenant is delivered occupancy of all Phases of the Sublease Premises. Subtenant shall pay for all utilities for which Subtenant has not directly contracted with the provider within twenty-five (25) days of receipt of invoice from Sublandlord. Subtenant shall directly contract and pay for at least weekly janitorial and such security services for the Sublease Premises as Subtenant may require.

7. MAINTENANCE

            As provided in Section 10 of the Master Lease, Subtenant shall maintain all aspects of the Sublease Premises in good order, condition and repair during the term of the Sublease. Sublandlord shall have the right to enter the Sublease Premises upon reasonable prior notice to inspect the condition thereof. Subtenant shall deliver a copy of its maintenance records for the Sublease Premises to Sublandlord on a quarterly basis, within thirty (30) days after the end of every calendar quarter (or portion thereof) during the Sublease Term.

9. NOTICES

            All notices and demands of any kind required to be given by Sublandlord or Subtenant hereunder shall be in writing and effective the next business day after depositing with a nationally recognized overnight courier service such as Federal Express or three (3) days after depositing in the United States certified mail, return receipt requested, postage prepaid, and addressed to Sublandlord or Subtenant, as the case may be, at the address set forth below or at such other address as they may designate from time to time by giving notice in accordance with the provisions of this Section 9.

If to Sublandlord:   Quantum Corporation
                     500 McCarthy Boulevard
                     Milpitas, CA 95035
                     Attn:  Vice President, Real Estate

                     Send copy to:
                     Mr. Wayne Timura
                     Director, Real Estate and Development
                     Quantum Corporation
                     10125 Federal Drive
                     Colorado Springs, CO 80908

If to Subtenant:     ChannelPoint, Inc.
                     5755 Mark Dabling Boulevard
                     Colorado Springs, CO 80919


If to Master
Landlord:            Pocol Holdings, Inc.
                     c/o Mr. Peter Culshaw
                     Denver Technology Center
                     8350 East Crescent Parkway, Suite 100
                     Englewood, CO 80111

            a. Subtenant shall indemnify and hold harmless both (i) Sublandlord, and its agents, employees, directors and officers, and (ii) Master Landlord, pursuant to the indemnity provisions of the Master Lease;

            b. The obligations of Master Landlord under the Master Lease (including the indemnification and maintenance obligations) shall remain the obligations of Master Landlord and shall not be assumed by Sublandlord; and

            c. The right of entry of Master Landlord under the Master Lease shall be the right of each of Master Landlord and Sublandlord.

12. ALTERATIONS

            In the event Subtenant desires to make alterations, additions or improvements to the Sublease Premises, Subtenant shall concurrently provide to each of Sublandlord and Master Landlord, in accordance with the notice provisions herein, a description of the proposed alterations, additions or improvements, together with and a copy of the proposed plans and specifications for review and approval. Subtenant shall make no alterations, additions or improvements in or to the Sublease Premises without the prior written consent of both Sublandlord and Master Landlord. Sublandlord shall not unreasonably withhold, condition or delay its consent to any proposed alteration, addition or improvement. It shall not be unreasonable for Sublandlord to withhold consent to any alteration, addition or improvement for which Master Landlord does not provide consent. Sublandlord shall give its consent or reasons for failure to consent to any proposed alteration, addition or improvement within five (5) business days after Sublandlord has received from Subtenant a description of the proposed alterations, additions or improvements, together with and a copy of the proposed plans and specifications. Any such approved alterations, additions or improvements shall be installed in accordance with the terms of the Master Lease. Subtenant shall restore the Sublease Premises at the expiration or earlier termination of the Sublease Term to its condition existing as of the Commencement Date, reasonable wear and tear excepted, unless Master Landlord otherwise agrees in writing.

            Sublandlord shall be responsible for removal (and restoration necessitated by such removal) at the end of the term of the Master Lease of any alterations Sublandlord made to the Sublease Premises during its tenancy which Master Landlord requires to be removed in accordance with the provisions of
Section 10.C of the Master Lease.

[ILLEGIBLE]
as a result of such failure to vacate, plus interest at the rate of the lesser of 18% per annum or the maximum rate allowed by law, on all amounts not paid by Subtenant within ten (10) days of demand.

14. SECURITY DEPOSIT

            Upon execution of this Sublease, Subtenant shall pay to Sublandlord the sum of $98,750.00 as a non-interest bearing security deposit for Subtenant's performance under this Sublease. In the event Subtenant has performed all of the terms and conditions of this Sublease throughout the term, this amount paid as security deposit shall be returned to Subtenant within 30 days after Subtenant's vacating the Sublease Premises, after first deducting any sums owing to Sublandlord. In the event Subtenant breaches this Sublease, Sublandlord will be entitled but not obligated to use or retain some or all of this security deposit to compensate for any loss, expense or risk associated with the breach, all without seeking judicial relief. In the event of such recourse to the security deposit, Sublandlord is entitled to require Subtenant to replenish the security deposit funds on thirty days' written notice. In no event will Subtenant be entitled to have access to or require any portion of Sublandlord's deposit with the Master Landlord.

15. HAZARDOUS MATERIALS

            a. As used herein, the terms "Environmental Laws," "Hazardous Materials," and "Hazardous Material Activities" shall have the same meanings as identified section 7D of the Master Lease.

            b. Subtenant shall conduct any and all of its Hazardous Materials Activities on the Premises and Sublease Premises in compliance with applicable Environmental Laws.

            c. Subtenant shall, at its own expense, procure, maintain in effect and comply with all conditions of any and all environmental permits, licenses, certificates, authorizations, or approvals required under any Environmental Laws for any Hazardous Materials Activities at the Premises or Sublease Premises by Subtenant ("Environmental Approvals").

            d. Sublandlord and Subtenant each shall deliver promptly to the other any notices, orders, or similar documents received from any governmental agency or official or third party concerning any alleged violation of any Environmental Law. Upon having knowledge thereof, Sublandlord and Subtenant each shall promptly provide notice to the other party of:

            e. Sublandlord shall indemnify, hold harmless, and defend Subtenant from and against any liabilities, claims, demands, obligations, responsibilities, losses, damages (whether punitive or consequential), charges, costs and expenses (including, without limitation, attorneys', experts', and consultants' fees and costs of investigation and feasibility studies) fines, penalties and monetary sanctions or interest which are incurred at any time related directly or indirectly to Hazardous Materials Activities of Sublandlord or its employees, agents, contractors or invitees on or about the Premises or Sublease Premises.

            f. Subtenant shall indemnify, hold harmless, and defend Sublandlord from and against any liabilities, claims, demands, obligations, responsibilities, losses, damages (whether punitive or consequential), charges, costs and expenses (including, without limitation, attorneys', experts' and consultants' fees, costs of investigation, and feasibility studies), fines, penalties, and monetary sanctions or interest which are incurred at any time related directly or indirectly to Hazardous Materials Activities of Subtenant or its employees, agents, contractors or invitees on or about the Premises or Sublease Premises.

            g. The provisions of Sections 15.e and 15.f shall survive the expiration or earlier termination of this Sublease.

16. SIGNAGE

            Subtenant shall be entitled to utilize any building or monument signage available to the Tenant under the Master Lease, with such signage being subject to the approval of the Master Landlord and the terms of the Master Lease. Subtenant shall remove such signage at the expiration or earlier termination of the Sublease Term, and shall restore any damage caused by such removal.

17. SUBTENANT'S INSURANCE

            Subtenant shall during the Sublease Term keep in full force and effect the general liability insurance, all risk property insurance, worker's compensation insurance and any other insurance required to be carried by Tenant under Section 5.A of the Master Lease, all in accordance with the provisions of such Section 5.A of the Master Lease. Master Landlord, Master Landlord's managing agent, and Sublandlord shall be named additional insureds against claims for personal injury and property liability as described in Section 5.A of the Master Lease. Subtenant shall deliver to Sublandlord at least ten (10) days prior to the Sublease

[ILLEGIBLE]
terminate this Sublease upon written notice to the other given prior to receiving Master Landlord's consent.

            b. This Sublease (and delivery of possession of the Sublease Premises to Subtenant) is subject to the condition that Subtenant reach acceptable agreement with Master Landlord regarding (i) options to lease the Sublease Premises after expiration of the Sublease Term; (ii) rights to install communications devices; and (iii) parking rights on adjacent land. This condition is for the benefit of Subtenant and may be waived by Subtenant at any time. In the event Subtenant has not reached satisfactory agreement with Master Landlord regarding these three items by January 7, 2000 and notified Sublandlord of thereof as of such date, Subtenant shall have the right to terminate this Sublease by giving Sublandlord written notice of termination on or prior to January 15, 2000, time being strictly of the essence. In the event Subtenant fails to notify Sublandlord by January 15, 2000 of Subtenant's termination of this Sublease pursuant to this Section 18.b, this condition shall be deemed waived, and Subtenant's right to terminate the Sublease pursuant to this Section 18.b shall be void and of no further force or effect.

19. MISCELLANEOUS

            a. Subtenant represents and warrants that it has not had dealings with any real estate broker, finder or other person who could claim a commission or finder's fee from Sublandlord with respect to this Sublease other than CRESA Partners. Sublandlord represents and warrants that it has not had dealings with any real estate broker, finder or other person who could claim a commission or finder's fee from Sublandlord with respect to this Sublease. Each party shall hold the other harmless from all damages resulting from such party's breach of the foregoing representation and warranty. Sublandlord shall pay CRESA Partners a commission for this transaction in the amount of $65,000, payable at rent commencement in accordance with the provisions of a separate agreement.

            b. This Sublease may be executed in one or more counterparts, each of which shall be deemed the original, and together which shall constitute an original.

            c. The individuals signing below represent that they have the requisite corporate authority to execute this Sublease on behalf of their respective corporations and to bind their respective corporations to the terms and conditions of this Sublease. On or prior to January 31, 2000, Subtenant shall deliver to Sublandlord evidence satisfactory to Sublandlord that the below named individuals are authorized to execute this Sublease on behalf of Subtenant.

            d. This instrument contains all of the agreements and conditions made between the parties hereto and may not be modified orally or in any other manner other than by an agreement in writing signed by all of the parties hereto. This Sublease supersedes and revokes all prior negotiations, letter of intent and understandings, whether oral or in writing, between the parties or their respective representatives.


"SUBLANDLORD"                                    "SUBTENANT"
Quantum Corporation                              ChannelPoint, Inc.
a Delaware corporation                           a Colorado corporation

By: /s/ NORM CLAUS                               By: /s/ TIMOTHY D. HOOGHEEM
   ----------------------------------                ------------------------------------

Print Name: Norm Claus                           Print Name: Timothy D. Hoogheem
           --------------------------                       ------------------------------

Title:   Worldwide Corporate                     Title: SVP Finance and Administration/CFO
         Real Estate & Services/Vice                    ----------------------------------
         President
      -------------------------------

Date Executed:                                   Dated Executed: February 15, 2000
               ----------------------                           --------------------------

                   CERTIFIED SIGNATURE AUTHORITY & RESOLUTIONS




            The undersigned, being duly elected Assistant Corporate Secretary of ChannelPoint, Inc., a Colorado corporation ("Corporation"), hereby certifies that the following is true in lieu of a special meeting of the Corporation's Board of Directors.

            RESOLVED, that the Corporation is hereby authorized to execute, deliver and fully perform that certain sublease document dated January 1, 2000 by and between the Corporation and Quantum Corporation, a Delaware corporation (the "Sublease"), for the sublease of space at 5825 Mark Dabling Boulevard, Colorado Springs, Colorado.

            RESOLVED FURTHER, that the following officers acting together:
Timothy Hoogheem, as Vice President Finance and Administration, and Philip McNichols, as Vice President Human Resources and Facilities are authorized to execute and deliver the Sublease on behalf of the Corporation, together with any other documents and/or instruments ancillary to the Sublease. The execution thereof to be conclusive evidence of such approval and to execute and deliver on behalf of the Corporation all other documents necessary to effectuate said transaction in conformance with these resolutions.


Dated: February 4, 2000
      -----------------------------






                                         /s/ JAMES C. T. LINFIELD
                                         ------------------------------------
                                         James C. T. Linfield, Assistant
                                         Corporate Secretary

                                         and

                                         /s/ ILLEGIBLE
                                         ------------------------------------
                                                              General Counsel
                                         --------------------,